                                                                    EXHIBIT 10.4


                           AGREEMENT NOT TO COMPETE
                           ------------------------


         This Agreement Not to Compete ("Agreement"), dated as of December 22, 1994, among Zeneca Limited, an English company ("Zeneca"), the holder (the "Stockholder") of the shares of capital stock (the "Shares") of Salick Health Care, Inc., a Delaware corporation (the "Company") listed on the signature pages hereof, and the Company.

         WHEREAS, in order to induce Zeneca to enter into an agreement and plan of merger dated as of the date hereof (the "Merger Agreement") with the Company, Zeneca has requested the Stockholder, and the Stockholder has agreed, to enter into this Agreement.

         WHEREAS, this Agreement is only effective if triggered by Paragraph XIV of the Employment Agreement dated December 22, 1994 between Stockholder and Salick Health Care, Inc. (the "Employment Agreement").

         WHEREAS, in consideration of an as an inducement and a necessary prerequisite to Zeneca's agreement to acquire the Shares of the Stockholder pursuant to the Merger Agreement, the Stockholder agrees to undertake and covenant with the Company and Zeneca not to compete with the business of the Company on the terms herein specified.

         Capitalized terms used but not defined herein have the respective meanings attached thereto in the Merger Agreement.

         Now, therefore, the parties hereto agree as follows:

         1.  Covenant.  During the Non-Compete Period, as hereinafter defined,
             --------
and within the Non-Compete Geographic Limits, as hereinafter defined, the Stockholder agrees, except for those activities permitted pursuant to Paragraph II.B of the Employment Agreement, not to be employed by, be an officer, agent, or director of, or consult with or directly or indirectly own, manage, participate in, operate or control, any interest in any business which competes with the business of the Company or any of its Subsidiaries, as such business is defined below (the "Business"); provided that the foregoing shall not prevent the Stockholder from making and holding investments of up to 5% of the equity of any entity engaged in such Business, if such equity is listed on a national securities exchange or regularly traded in the over-the-counter market.

         The Non-Compete Period shall be a period commencing on the date it is triggered pursuant to the Employment Agreement and ending on a date which is thirty (30) months from the Commencement Date of the Employment Agreement (as defined therein).

         The Non-Compete Geographic Limits are defined as the counties listed on Schedule A hereto. With respect to each listed county in the State of California set forth above, this covenant not to compete is intended as a separate covenant. If any one of such covenants is declared invalid for any reason, this determination shall not affect the validity of the remainder of the covenants or any covenant covering territory other than the State of California. The other covenants in the non-competition provision shall remain in effect as if the provision had been executed without the invalid covenants. The parties hereby declare that they intend that the remaining covenants of the provision continue to be effective without any covenants that have been declared invalid.

         The term "Business" shall have the meaning set forth in Section 1.1 ("Core Business") of the Governance Agreement dated December 22, 1994.

         2.  Solicitation of Employees.  During the Non-Compete Period and
             -------------------------
within the Non-Compete Geographic Limits, the Stockholder shall not, without the prior written consent of the Company, solicit or assist in the solicitation of any employee or former employee of the Company or its Subsidiaries unless such person shall have ceased to be employed by the Company or such Subsidiary, other than as a result of the Stockholder's actions. The parties acknowledge that mere knowledge by a Company employee of the existence of a competing business by Stockholder shall not constitute a solicitation of such employee.

         3.  Reasonableness of Covenants.  The Stockholder expressly
             ---------------------------
understands and agrees that although the Company and Zeneca consider the restrictions contained in Paragraph 1 and 2 above to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Stockholder, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

         4.  Injunctive Relief and Specific Performance.  The Stockholder
             ------------------------------------------
acknowledges and agrees that Zeneca's and the Company's remedies at law for breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, the Stockholder agrees that, in the event of such a breach, in addition to any remedies at law, the Company and Zeneca, or either, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available in any county in which the Company or its Subsidiaries are engaged in the Business or from which they derive a reasonable amount of their Business at the time of the breach. The Stockholder further acknowledges that should the Stockholder violate any of the provisions of this Agreement, it will be difficult to determine the amount of damages resulting to the Company and in addition to any other remedies which it may have, the Company and Zeneca or either shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages.

         5.  Acknowledgment.  Each of the Stockholder, Zeneca and the Company
             --------------
acknowledges and agrees that the covenants contained in Agreement have been negotiated in good faith by the parties, are reasonable and are not more restrictive or broader than necessary to protect the interests of the parties hereto, and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or applied in more restrictive geographical areas than are provided herein. Each party further acknowledges and agrees that Zeneca would not enter into the Merger Agreement and the transactions contemplated thereby

(including, without limitation, the acquisition of the shares of the Company outstanding prior to the Merger from the Stockholder pursuant to the Merger Agreement) but for the covenants contained in this Agreement and that such covenants are essential to protect the value of the Business. Each party agrees further that the transactions of which this Agreement is a part involves more than $100,000.

         6.  Miscellaneous.
             -------------

         A.  Entire Agreement.  This is the entire agreement of the parties
             ----------------
relating to the subject matter set forth herein. Except as specifically set forth in this Agreement, there are no other understandings or agreements concerning the subject matter hereof between the parties which have been relied upon or which shall survive the execution hereof. This Agreement supersedes any and all other agreements or understandings, oral or written, between the parties concerning the subject matter set forth herein. Notwithstanding the foregoing, in the event that the transactions contemplated by the Merger Agreement are not consummated, this Agreement shall terminate.

         B.  Modification.  This Agreement may not be modified or varied in any
             ------------
 way, except by a subsequent writing signed by each of the parties hereto.

         C.  Assignment.  This Agreement may not, in whole or in part, be
             ----------
assigned by any party.

         D.  Gender and Number.  As used herein, where the content so indicates,
             -----------------
reference to one gender includes the other and the neuter and vice versa, if applicable under the circumstances. When the context so indicates that such is the intent, words in the singular include the plural and vice versa.

         E.  Invalidity and Severability.  In the event any provision herein
             ---------------------------
contained shall be declared by a court of competent jurisdiction to be invalid, that provision shall be limited to the extent necessary to make it enforceable, and if necessary, severed from the Agreement. Notwithstanding the unenforceable provision, the remaining provisions hereof shall be deemed severable therefrom and remain in full force and effect.

         F.  Governing Law; Jurisdiction and Venue.  This Agreement and any
             -------------------------------------
dispute or claims arising hereunder shall be governed by, and construed according to, and enforced under the laws of the State of Delaware, without regard to the conflict of laws provisions of Delaware law. The State and Federal courts located in Delaware shall be the sole forum for any action for relief arising out of or pursuant to, or to enforce or interpret this Agreement. Each party to this Agreement consents to the personal jurisdiction in such forum and courts and each party hereto waives any right to seek a transfer of venue from such jurisdiction on any grounds. It is the specific intent of the parties that no part of this Agreement be construed in accordance with or governed by the laws of any other country.

         G.  Notices.  Any notice or demand hereunder shall be given in writing
             -------
at the address set forth below by personal service or registered or certified mail, postage prepaid, return receipt requested, or overnight courier:

                                   1.  To Company at:
                                       8201 Beverly Blvd.
                                       Los Angeles, CA 90048-4520

                                   2.  To Zeneca at:
                                       15 Stanhope Gate
                                       London W1Y 6LN

                                   3.  To the Stockholder at:
                                       8201 Beverly Blvd.
                                       Los Angeles, CA 90048-4520

                                       and:
                                       175 North Bentley Avenue
                                       Los Angeles, CA 90049

         With copies to Marshall Grossman, Leslie Bell, Esq. and Michael Fiore at 8201 Beverly Blvd., Los Angeles, CA 90048-4520.

         Such address may be changed by notice to the other party given as above provided. Notices so given shall be deemed given upon receipt.

         H.  Waiver.  No waiver of any default or breach shall be implied from
             ------
any failure to take action on account of such default. No express written wavier shall be deemed to waive or render unnecessary the consent or approval to or of any subsequent act.

         I.  Captions.  Section captions used in this Agreement are descriptive
             --------
and for convenience only, and shall not affect the construction of this agreement.

         J.  Independent Counsel; Interpretation.  Each of the parties hereto
             -----------------------------------
has been represented by independent counsel in the negotiation and review of this Agreement. The provisions of this Agreement were negotiated by each of the parties hereto and this Agreement shall be deemed to have been drafted by each party.

         IN WITNESS HEREOF, the parties hereto have executed this Agreement effective the day and year first above written.


                                     ZENECA LIMITED
                                     an English company

                                     By:   /s/ William C. Lucas
                                         ------------------------------
                                         Title: Attorney-in-Fact

                                     SALICK HEALTH CARE, INC., a
                                     Delaware Corporation

                                     By:   /s/ Leslie F. Bell
                                         ------------------------------
                                         Title:Executive Vice President
                                               Chief Financial Officer &
                                               Secretary

                                     /s/ Bernard Salick M.D.
                                     ----------------------------------
                                     BERNARD SALICK, M.D.

                                                                      SCHEDULE A

California
- - ----------

Alameda County, Alpine County, Amador County, Butte County, Calaveras County, Colusa County, Contra Costa County, Del Note County, El Dorado County, Fresno County, Glenn County, Humboldt County, Imperial County, Inyo County, Kern County, Kings County, Lake County, Lassen County, Los Angeles County, Madera County, Marin County, Mariposa County, Mendocino County, Merced County, Modoc County, Mono County, Monterey County, Napa County, Nevada County, Orange County, Placer County, Plumas County, Riverside County, Sacramento County, San Benito County, San Bernardino County, San Diego County, San Francisco County, San Juaquin County, San Luis Obispo County, San Mateo County, Santa Barbara County, Santa Clara County, Santa Cruz County, Shasta County, Sierra County, Siskiyou County, Solano County, Sonoma County, Stanislaus County, Sutter County, Tehama County, Trinity County, Tulare County, Tuolumne County, Ventura County, Yolo County, Yuba County

Delaware
- - --------

Kent County, New Castle County, Sussex County

Florida
- - --------

Bradford County, Brevard County, Charlotte County, Citrus County, Columbia County, De Soto County, Gadsden County, Gilchrist County, Glades County, Hernando County, Hillsborough County, Lafayette County, Lake County, Lee County, Leon County, Madison County, Nassua County, Okaloosa County, Okeechobee County, Orange County, Palm Beach County, Pasco County, Santa Rosa County, Suwannee County, Walton County

Kansas
- - ------

Brown County, Chase County, Clark County, Cloud County, Cowley County, Crawford County, Decatur County, Douglas County, Elk County, Finney County, Franklin County, Geary County, Greeley County, Greenwood County, Kearny County, Lane County, Leavenworth County, Lyon County, Marion County, Marshall County, Meade County, Mitchell County, Neosho County, Osborne County, Phillips County, Pratt County, Reno County, Republic County, Rush County, Saline County, Scott County, Sedgwick County, Shawnee County, Sherman County, Sumner County, Thomas County, Wichita County, Wyandotte County

Missouri
- - --------

Adair County, Andrew County, Atchison County, Audrain County, Barry County, Barton County, Bates County, Benton County, Bollinger County, Boone County, Buchanan County, Butler County, Caldwell County, Callaway County, Camden County, Cape Girardeau County, Carroll County, Carter County, Cass County, Cedar County, Charlton County, Christian County, Clark County, Clay County, Clinton County, Cole County, Cooper County, Crawford County, Dade County, Dallas County, Daviess County, De Kalb County, Dent County, Douglas County, Dunklin County, Franklin County, Gasconade County, Gentry County, Greene County, Grundy County, Harrison County, Henry County, Hickory County, Holt County, Howard County, Howell County, Iron County, Jackson County, Jasper County, Jefferson County, Johnson County, Knox County, Laclede County, Lafayette County, Lawrence County, Lewis County, Lincoln County, Linn County, Livingston County, Macon County, Madison County, Maries County, Marion County, McDonald County, Mercer County, Miller County, Mississippi County, Moniteau County, Monroe County, Montgomery County, Morgan County, New Madrid County, Newton County, Nodaway County, Oregon County, Osage County, Ozark County, Pemiscot County, Perry County, Pettis County, Phelps County, Pike County, Platte County, Polk County, Pulaski County, Putnam County, Ralls County, Randolph County, Ray County, Reynolds County, Ripley County, Saline County, Schuyler County, Scotland County, Scott County, Shannon County, Shelby County, St. Charles County, St. Clair County, St. Francois County, St. Louis County, Ste. Genevieve County, Stoddard County, Stone County, Sullivan County, Taney County, Texas County, Vernon County, Warren County, Washington County, Wayne County, Webster County, Worth County, Wright County

New Jersey
- - ----------

Atlantic County, Bergen County, Burlington County, Camden County, Cape May County, Cumberland County, Essex County, Gloucester County, Hudson County, Hunterdon County, Mercer County, Middlesex County, Monmouth County, Morris County, Ocean County, Passaic County, Salem County, Somerset County, Sussex County, Union County, Warren County

Pennsylvania
- - ------------

Adams County, Allegheny County, Armstrong County, Beaver County, Bedford County, Berks County, Blair County, Bradford County, Bucks County, Butler County, Cambria County, Cameron County, Carbon County, Centre County, Chester County, Clarion County, Clearfield County, Clinton County, Columbia

County, Crawford County, Cumberland County, Dauphin County, Delaware County, Elk County, Erie County, Fayette County, Forest County, Franklin County, Fulton County, Greene County, Huntingdon County, Indiana County, Jefferson County, Juniata County, Lackawanna County, Lancaster County, Lawrence County, Lebanon County, Lehigh County, Luzerne County, Lycoming County, McKean County, Mercer County, Mifflin County, Monroe County, Montgomery County, Montour County, Northampton County, Northumberland County, Perry County, Philadelphia County, Pike County, Potter County, Schuylkill County, Snyder County, Somerset County, Sullivan County, Susquehanna County, Tioga County, Union County, Venango County, Warren County, Washington County, Wayne County, Westmoreland County, Wyoming County, York Count

Virginia
- - --------

Albemarle County, Alleghany County, Bath County, Bland County, Buckingham County, Campbell County, Caroline County, Carroll County, Fairfax County, Floyd County, Fluvanna County, Gloucester County, Isle of Wright County, King and Queen County, Louisa County, Madison County, Mecklenburg County, Nelson County, Northampton County, Page County, Patrick County, Powhatan County, Prince William County, Pulaski County, Rappahannock County, Roanoke County, Rockbridge County, Shenandoah County, Southampton County, Sussex County, Tazewell County, Wise County, Wythe County